Exhibit 99.1
Crescent Energy Announces Offering of $300 Million Private Placement of Additional 7.625% Senior Notes Due 2032
December 4, 2024
HOUSTON--(BUSINESS WIRE)--Crescent Energy Company (NYSE: CRGY) (“we” or “our”) announced today that, subject to market conditions, its indirect subsidiary Crescent Energy Finance LLC (the “Issuer”) intends to offer for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $300 million aggregate principal amount of 7.625% Senior Notes due 2032 (the “Additional Notes” and, together with the Existing Notes (as defined below), the “Notes”). The Additional Notes are being offered as additional notes under the indenture dated as of March 26, 2024, as supplemented (the “Indenture”), pursuant to which the Issuer has previously issued $700 million aggregate principal amount of 7.625% Senior Notes due 2032 (the “Existing Notes”). The Additional Notes will have substantially identical terms, other than the issue date, the first interest payment date and the initial offering price, as the Existing Notes, and the Additional Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class. The Notes mature on April 1, 2032 and pay interest at the rate of 7.625% per year, payable on April 1 and October 1 of each year, with interest payments on the Additional Notes commencing on April 1, 2025.
The Issuer intends to use the net proceeds of this offering, together with the net proceeds of the previously announced underwritten public offering of our Class A Common Stock (the “Equity Offering”), to fund the cash portion of the consideration for the previously announced acquisition of Ridgemar (Eagle Ford) LLC (the “Ridgemar Acquisition”). Pending the use of proceeds described in the previous sentence, the proceeds from this offering will be used to temporarily reduce the borrowings outstanding under our revolving credit facility. If the Ridgemar Acquisition is not completed, the proceeds of this offering will be used to reduce the borrowings outstanding under our revolving credit facility or for general corporate purposes. This offering is not contingent on the completion of the Ridgemar Acquisition or the Equity Offering, and neither the Ridgemar Acquisition nor the Equity Offering is conditioned on the completion of this offering.
The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, the Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuer plans to offer and sell the Additional Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.
This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.

Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. This communication includes statements regarding this private placement and the Equity Offering and the use of proceeds therefrom, respectively, and the Ridgemar Acquisition and the transactions related thereto that may contain forward-looking statements within the meaning of federal securities laws. We believe that our expectations are based on reasonable assumptions; however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this communication, including weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production, our hedging strategy and results, federal and state regulations and laws, recent elections and associated political volatility, the severity and duration of public health crises, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, the impact of the armed conflict in Ukraine, continued hostilities in the Middle East, including the Israel-Hamas conflict and heightened tensions in Iran, Lebanon and Yemen, the impact of disruptions in the capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits from the Ridgemar Acquisition and the acquisition of SilverBow Resources, Inc., our reliance on our external manager, sustained cost inflation, elevated interest rates and central bank policy changes associated therewith and other uncertainties. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.
Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof.
All subsequent written and oral forward-looking statements concerning this offering and the Equity Offering and the use of proceeds therefrom, respectively, and the Ridgemar Acquisition and the transaction related thereto, Crescent Energy Company and the Issuer or other matters and attributable thereto or to any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise these forward-looking statements based on new information, future events or otherwise.
Contacts
IR@crescentenergyco.com